Exhibit 10.1

AMENDMENT TO THE CONVERTIBLE PROMISSORY NOTE ISSUED ON SEPTEMBER 17, 2018

THIS AMENDMENT TO THE CONVERTIBLE PROMISSORY NOTE ISSUED ON September 17, 2018, (the “Amendment”) is made effective as of March 19, 2019 (the “Effective Date”), by and between NUO THERAPUETICS, INC., a Delaware corporation (the “Company”), and Auctus Fund, LLC, a Delaware limited liability company (the “Holder”) (each the Company and the Holder a “Party” and collectively the “Parties”).

BACKGROUND

A.     The Company and Holder are the parties to that certain securities purchase agreement (the “SPA”) dated September 17, 2018, pursuant to which the Company issued to Holder a convertible promissory note on even date in the original principal amount of $175,000.00 (the “Note”); and

B.     The Parties desire to amend the Note as set forth expressly below.

NOW THEREFORE, in consideration of the execution and delivery of the Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.     As of the Effective Date of this Amendment, if: (i) no Event of Default (as defined in the Note) (each an “Event of Default”) shall have occurred; (ii) there is no breach of this Amendment; (iii) the Company wires the amount of $17,500 to the Holder in accordance with the wire transfer instructions attached hereto as Exhibit A no later than March 20, 2019 (“Payment Deadline”) (which will not reduce the balance owed under the Note); then: (a) the references to “one hundred eighty (180) days” in Sections 1.9(b) and 1.9(c) of the Note shall be replaced with “two hundred twenty-four (224) days” and (b) the Holder shall refrain from exercising its right to convert the Note until April 30, 2019. In the event that all other noteholders of convertible debt of the Company as of the Effective Date (i) do not also agree in a signed writing to extend the period that Company is permitted to prepay the Company’s other convertible debt by at least 44 days and/or (ii) fail to agree in a signed writing to refrain from exercising their conversion rights under their respective convertible debt by at least 44 days, then this Amendment may be declared null and void at the option of the Holder.

2.     Upon the: (i) occurrence of an Event of Default under the Note or (ii) Company’s breach of any provision or representation in this Amendment, then this Amendment may be declared null and void at the option of the Holder.

3.     This Amendment shall be deemed part of, but shall take precedence over and supersede, any provisions to the contrary contained in the Note. Except as specifically modified hereby, all of the provisions of the Note, which are not in conflict with the terms of this Amendment, shall remain in full force and effect.

4.     This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement. Any signature transmitted by facsimile, e-mail, or other electronic means shall be deemed to be an original signature.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

Nuo Therapeutics By: /s/ David Jorden Name: David E. Jorden Title: CEO	Auctus Fund, LLC By: /s/ Lou Posner Name: Lou Posner Title: Managing Director

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